UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2022

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ABMC	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01 Entry into a Material Definitive Agreement

On March 7, 2022, American Bio Medica Corporation (the “Company”) entered into a Financial Advisory Agreement (the “Agreement”) with Landmark Pegasus, Inc. (‘Landmark”). The Agreement provides that Landmark will provide certain financial advisory services for a minimum period of 3 months (which period commenced on February 28, 2022), and as consideration for these services, the Company will pay Landmark (a) a retainer fee consisting of 500,000 restricted shares of common stock and a warrant to purchase 2.75 million shares of the Company’s common stock at a strike price equal to the average closing price of the Company’s common shares for the 30 days preceding the Agreement, or $0.035 per share, resulting in gross proceeds to the Company in the amount of $96,250.00. The warrant will vest upon the closing of a transaction involving Landmark or upon the invocation of a “Breakup Fee”.

The Breakup Fee will be invoked upon the generation of a specific transaction to ABMC which meets certain criteria agreed upon by both the Company and Landmark; which transaction is then rejected by the Company. The Company will also pay to Landmark a “Success Fee” for the consummation of a transaction closing during the term of the Agreement and for 12 months thereafter, between the Company and any party first introduced to the Company by Landmark, or with any party the Company has specifically requested Landmark’s assistance with the transaction.

Upon invocation of the Breakup Fee or payment of the Success Fee, the Company will also issue an additional 250,000 restricted shares of the Company’s common stock.

In the event that the Company consummates a transaction involving the provision of services to any party introduced to the Company by Landmark or with any party the Company has specifically requested Landmark’s assistance with, the Company will pay Landmark 10% of any revenues received from the transaction, unless this percentage is modified by both the Company and Landmark in writing.

There is no material relationship between the Company and Landmark, other than with respect to the Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: March 11, 2022	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Chief Executive Officer (Principal Executive Officer)
Principal Financial Officer

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